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                                                                      EXHIBIT 99

                                                                    NEWS RELEASE
                                                                    NEWS RELEASE
[FORTUNE BRANDS LETTERHEAD]                                         NEWS RELEASE


CONTACT:
MEDIA RELATIONS:                    INVESTOR RELATIONS:
CLARKSON HINE                       ANTHONY J. DIAZ
(847) 484-4415                      (847) 484-4410



             FORTUNE BRANDS AND VIN & SPRIT CLOSE $645 MILLION DEAL
                      CREATING JIM BEAM-ABSOLUT PARTNERSHIP

o JOINT U.S. DISTRIBUTION OF WORLD'S #1 BOURBON AND #1 IMPORTED VODKA IN AMERICA BEGINS TOMORROW
o VIN & SPRIT COMPLETES PURCHASE OF 10% EQUITY INTEREST IN FORTUNE'S JIM BEAM BRANDS UNIT
o MAXXIUM AGREEMENT FOR INTERNATIONAL DISTRIBUTION OF ABSOLUT AND OTHER V&S PRODUCTS ALSO CLOSES


Lincolnshire, IL, May 31, 2001 - The Jim Beam Brands Worldwide unit of Fortune Brands, Inc. (NYSE: FO) and Vin & Sprit of Sweden, the maker of ABSOLUT, today formally closed their deal creating a broad strategic partnership. Joint distribution of the partners' spirits and wine brands - led by Jim Beam and ABSOLUT - will begin in the United States tomorrow. The partners also announced the simultaneous closing of the agreement to link their distribution in key markets outside the U.S. through the Maxxium international joint venture. The agreements were originally announced on March 20th.

By joining forces in a consolidating industry, Jim Beam Brands and V&S will increase their clout in the marketplace and substantially reduce their distribution costs while maintaining the ownership and marketing responsibilities for their respective brands. The partners' leading brands, Jim Beam and ABSOLUT, are the world's #1 bourbon and the #1 imported vodka in America.

At closing, The Absolut Spirits Company (Vin & Sprit's U.S. subsidiary) paid $270 million for a 49% stake in Future Brands LLC, a new jointly-owned U.S. distribution company based on the powerful distribution operations of Jim Beam Brands. To further link the partners' interests, V&S invested $375 million for a 10% equity interest in Jim Beam Brands Worldwide, with an option to increase its equity stake by up to an additional 9.9% over the next few years. V&S has also invested 107 million Euros to become the fourth equal partner in Maxxium, the international joint venture established in 1999 by Jim Beam Brands, Remy Cointreau and Highland Distillers.


                                     (more)
                             www.fortunebrands.com

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FORTUNE BRANDS AND VIN & SPRIT CLOSE $645 MILLION DEAL
CREATING JIM BEAM-ABSOLUT PARTNERSHIP, PAGE 2

                   JOINT VENTURE TO BE #2 IN U.S. CASE VOLUME

The Future Brands LLC joint venture will be responsible for distribution of the second highest volume spirits and wine portfolio in the United States. Jim Beam Brands and Vin & Sprit combined sold 20 million cases in the U.S. in 2000. ABSOLUT, the world's third largest premium spirits brand, accounts for more than half of imported vodka sales in America. In addition to the powerhouse Jim Beam and ABSOLUT brands, the joint distribution portfolio also features DeKuyper (#1 cordials brand in the U.S.), Knob Creek (world's #1 ultra-premium bourbon) and the entire family of Jim Beam Brands' rapidly growing super-premium spirits, the company's award-winning Geyser Peak and Canyon Road wines, and the expanding collection of Vin & Sprit brands, including Plymouth gin and Aalborg Akvavit.

                      INCREASED MARKET CLOUT AT LOWER COST

"Joint distribution of Jim Beam and ABSOLUT delivers immediate competitive and cost benefits to both partners in a consolidating industry," said Fortune Brands Chairman & Chief Executive Officer Norm Wesley. "With this Dream Team portfolio of premium and super-premium brands, we'll increase our clout in the largest market for both companies and capitalize on our complementary channel strengths. This partnership will also reduce Jim Beam Brands' distribution costs substantially, and we'll both achieve the advantages of greater scale while retaining control of our respective brands. This powerful and cost-effective distribution alliance, combined with V&S's equity investment in Jim Beam Brands, will create substantial value for the shareholders of Fortune Brands." Fortune Brands expects that the spirits and wine partnership will increase earnings per share by 6 to 8 cents in 2001 and at least 20 to 25 cents in 2002 and beyond.

"The joint portfolio showcasing ABSOLUT, Jim Beam and DeKuyper will enhance these powerful brands and create further growth opportunities for our fast-growing super-premium spirits and wines, particularly in restaurants and bars, where ABSOLUT's presence is incredibly strong," said Jim Beam Brands President & Chief Executive Officer Richard B. Reese. "Maxxium distribution has already boosted international growth for our core brands, and with ABSOLUT joining the Maxxium portfolio, we'll further enhance our global positioning."

"The deal establishes a powerful worldwide distribution organization for V&S and our leading international brand ABSOLUT," commented V&S' President & CEO Peter Lagerblad. "We have secured a larger part of the value chain and V&S is also now in a position to have greater influence over the distribution of its products. Our objective is to use the new distribution arrangement as a platform to become one of the leading international spirits companies."

Jim Beam Brands generated worldwide sales of more than $1.2 billion in 2000, with more than half of its 28 million case volume in the United States. Volume for the flagship Jim Beam bourbon brand exceeded 5 million cases worldwide and 3 million cases in the U.S. Global sales for fast-growing ABSOLUT exceeded 7 million cases, including 4.5 million cases in the U.S.


                                     (more)
                             www.fortunebrands.com

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FORTUNE BRANDS AND VIN & SPRIT CLOSE $645 MILLION DEAL
CREATING JIM BEAM-ABSOLUT PARTNERSHIP, PAGE 3


The Future Brands LLC joint venture is headquartered in Deerfield, IL, the home of Jim Beam Brands Worldwide.

                                      * * *


ABOUT FORTUNE BRANDS

Fortune Brands, Inc. is a consumer products company with annual sales exceeding $5.8 billion. Its operating companies have premier brands and leading market positions in home and hardware products, spirits and wine, golf equipment and office products. Home and hardware brands include Moen faucets, Aristokraft and Schrock cabinets, Master locks and Waterloo tool storage sold by units of MasterBrand Industries, Inc. Major spirits and wine brands sold by units of Jim Beam Brands Worldwide, Inc. include Jim Beam and Knob Creek bourbons, DeKuyper cordials, Whyte & Mackay Scotch and Geyser Peak and Canyon Road wines. Acushnet Company's golf brands include Titleist, Cobra and FootJoy. Office brands include Day-Timer, Swingline, Kensington and Wilson Jones sold by units of ACCO World Corporation. Fortune Brands, headquartered in Lincolnshire, Illinois, is traded on the New York Stock Exchange under the ticker symbol FO and is included in the S&P 500 Index.

To receive company news releases by e-mail, please visit WWW.FORTUNEBRANDS.COM.


ABOUT VIN & SPRIT

Vin & Sprit is the global spirits and wine company that owns and distributes a portfolio of established spirits and wine brands, including ABSOLUT. V&S's year 2000 sales exceeded $570 million. Founded in 1917, the company is based in Stockholm, Sweden and has 1,800 employees.

ABSOLUT, the world's third largest premium spirits brand, is now sold in 125 markets with worldwide sales of more than 7 million cases, 4.5 million of which are in the United States. Since beginning exports of ABSOLUT in 1979, V&S has grown the brand into the #1 imported vodka in America. The award-winning advertising and marketing campaign of ABSOLUT continues to break new ground in communicating the brand's core values of clarity, simplicity and perfection.

V&S's strategic focus is to expand its global competitive position by building on the unique market position of ABSOLUT, marketing other international premium brands, seeking strong local distribution in specific European markets and enhancing its strong base in the Nordic countries.

For more information, please visit WWW.VINSPRIT.SE or WWW.ABSOLUT.COM.


                                     (more)
                             www.fortunebrands.com

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FORTUNE BRANDS AND VIN & SPRIT CLOSE $645 MILLION DEAL
CREATING JIM BEAM-ABSOLUT PARTNERSHIP, PAGE 4


ABOUT MAXXIUM

Maxxium is a premium spirits and wine brand sales and distribution joint venture established in 1999 by the Jim Beam Brands Worldwide unit of Fortune Brands, Remy Cointreau, the French spirits producer, and Highland Distillers Ltd., the Scotch Whisky producer. Maxxium provides distribution for its partners in most of the major markets for premium imported spirits outside the United States. With operations in more than 60 countries, Maxxium's year 2000 sales were approximately 16 million cases, or 1.5 billion Euros.

For more information, please visit WWW.MAXXIUM.COM.

                                      * * *

This press release contains statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Readers are cautioned that these forward-looking statements speak only as of the date hereof. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to changes in general economic conditions, foreign exchange rate fluctuations, changes in interest rates, competitive product and pricing pressures, trade consolidations, the impact of excise tax increases with respect to distilled spirits, regulatory developments, the uncertainties of litigation, changes in golf equipment regulatory standards, the impact of weather, particularly on the home products and golf brand groups, expenses and disruptions related to shifts in manufacturing to different locations and sources, challenges in the integration of acquisitions and joint ventures, risks associated with the Company's implementation of strategic options for ACCO World Corporation, as well as other risks and uncertainties detailed from time to time in the Company's Securities and Exchange Commission filings.

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